HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
Executive Vice President & CFO	Director of Investor Relations
732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS SECOND QUARTER FISCAL 2009 RESULTS

RED BANK, NJ, June 2, 2008 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its second quarter and six months ended April 30, 2009.

RESULTS FOR THE THREE AND SIX MONTH PERIODS ENDED APRIL 30, 2009:

•

Total revenues were $398.0 million for the second quarter of fiscal 2009 compared with $776.4 million in last year’s second quarter. For the first six months of fiscal 2009, total revenues were $771.8 million compared with $1.9 billion for the same period in the prior year.

•

For the second quarter of fiscal 2009, the after-tax net loss was $118.6 million, or $1.50 per common share, compared with a net loss of $340.7 million, or $5.29 per common share, in the prior year’s second quarter. For the first half of fiscal 2009, the after-tax net loss was $297.0 million, or $3.80 per share compared with a net loss of $471.7 million, or $7.43, in the first six months a year ago.

•

During the second quarter of fiscal 2009, total repurchases of unsecured senior and senior subordinated notes amounted to $525.0 million. Excluding the $71.1 million of face value of the 6.0% senior subordinated notes due in January 2010 that were purchased at an average price of 92.2%, the average price of the remaining debt repurchases was 31.5%. As a result, a $311.3 million gain on extinguishment of debt was recorded during the second quarter of fiscal 2009.

•

Pre-tax land-related charges during the second quarter of fiscal 2009 were $318.9 million, including land impairments of $301.1 million, write-offs of predevelopment costs and land deposits of $9.1 million and $8.7 million representing the write down of our investments in certain unconsolidated joint ventures.

•

Deliveries, excluding unconsolidated joint ventures, were 1,388 homes for the 2009 second quarter, a 44% decline from 2,494 homes in the same quarter a year ago. For the first half of 2009, deliveries, excluding unconsolidated joint ventures, declined 57% to 2,596 homes compared with 6,098 home deliveries in the first six months of fiscal 2008.

•

The number of net contracts for the second quarter of fiscal 2009, excluding unconsolidated joint ventures, declined 29% to 1,586 homes compared with the second quarter of the prior year. For the sixth month period ended April 30, 2009, the number of net contracts, excluding unconsolidated joint ventures, was 2,547 homes, a 32% decline, compared with the same period a year ago.

•	At April 30, 2009, there were 215 active selling communities, excluding unconsolidated joint ventures, a decline of 164 active communities, or 43%, from the end of the prior year’s second quarter.

•	Net contracts per community increased 25% from 5.9 in last year’s second quarter to 7.4 net contracts per community in the second quarter of fiscal 2009.

•

The contract cancellation rate, excluding unconsolidated joint ventures, for the second quarter of fiscal 2009 was 24%, compared with the contract cancellation rate of 29% in last year’s second quarter and 31% in the first quarter of fiscal 2009.

•

The pre-tax loss was $97.4 million for the 2009 second quarter and $275.2 million for the first six months of fiscal 2009. Excluding land-related charges and the gain from extinguishment of debt, the pre-tax loss was $89.7 million and $215.0 million, respectively, for the three month and six month periods ended April 30, 2009.

•

The FAS 109 current and deferred tax valuation allowance charge to earnings was $42.2 million during the second quarter of 2009 and $121.6 million year to date and as of April 30, 2009, the total valuation allowance is $797.1 million. This FAS 109 charge is a non-cash valuation allowance against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years.

CASH AND INVENTORY AS OF APRIL 30, 2009:

•

At April 30, 2009, homebuilding cash was $779.2 million and the balance on the revolving credit facility was $100.0 million. Cash flow during the second quarter of fiscal 2009, excluding the $208.4 million spent on debt repurchases, was $47.5 million, similar to $56.1 million of cash flow in the second quarter of the prior year.

•	The total land position, as of April 30, 2009, decreased by 17,303 lots, or 33%, compared to April 30, 2008, reflecting decreases of 3,411 owned lots and 13,892 optioned lots.

•

As of April 30, 2009, lots controlled under option contracts totaled 13,299 and owned lots totaled 21,853. The total land position of 35,152 lots represents a 71% decline from the peak total land position at April 30, 2006.

•	Started unsold homes, excluding models, declined 41%, to 892 at April 30, 2009 compared to 1,503 at April 30, 2008.

OTHER KEY OPERATING DATA:

•	Contract backlog, as of April 30, 2009, excluding unconsolidated joint ventures, was 1,858 homes with a sales value of $592.8 million, a decrease of 52% compared to April 30, 2008.

•

Homebuilding gross margin, before interest expense included in cost of sales, was 8.3% for the second quarter of 2009, compared to 6.8% in the fiscal 2008 second quarter and 5.7% in the 2009 first quarter.

•	Pre-tax income from Financial Services was $2.5 million in the second quarter of fiscal 2009 and $4.1 million for the first half of fiscal 2009.

•

During the second quarter of fiscal 2009, home deliveries through unconsolidated joint ventures were 71 homes, compared with 196 homes in the second quarter of fiscal 2008. During the first half of fiscal 2009, home deliveries through unconsolidated joint ventures were 146 homes compared with 351 homes during the same period in the prior year.

COMMENTS FROM MANAGEMENT:

“Although the home sales environment remains challenging amid increasingly high levels of unemployment and uncertainty about the overall US economy, our monthly net contracts per community have increased in each of the past two quarters and in six of the past seven months,” commented Ara K. Hovnanian, President and Chief Executive Officer.

“Our contract cancellation rate of 24% for the second quarter is at a more normalized level, the likes of which we have not reported since the third quarter of 2005,” continued Mr. Hovnanian. “The combination of historically low mortgage rates and steep corrections in home prices have pushed affordability close to an all time high across the country. Although we lowered our sales prices further which resulted in the land impairments we took during the second quarter, we have seen more stability in home prices over the most recent six weeks. In spite of these encouraging signs, we remain concerned that the combination of the expiration of the $8,000 federal tax credit in November of this year, the depletion of the state funds allocated for the $10,000 California state tax credit for new home buyers and the potential increase in existing home listings due to another wave of foreclosures as the recent moratoriums on foreclosures have ended could have a dampening effect on our future contract pace. We are hopeful that our government will realize the importance of taking action to both increase the amount of the tax credit and extend its term.”

“Notwithstanding the presence of a small number of positive trends, we remain extremely focused on maximizing liquidity and reducing our debt levels,” stated J. Larry Sorsby, Chief Financial Officer. “Through a debt exchange and the repurchases of debt in the open market this fiscal year, we reduced both our future principal payments and annual interest payments by $620 million and $41 million, respectively. Our near-term maturities consist of only $29 million in face value that comes due in 2010 and another $159 million that matures in 2012. Going forward, we have debt covenants that limit the amount of additional debt we may repurchase. While we are pleased with the reduction in debt we have achieved to date, we are cognizant of our deteriorating stockholders’ equity and the resulting increase to our already highly leveraged position.”

“We will continue to make every operational decision with cash flow implications in mind. A laser focus on generating and preserving cash, coupled with a modestly improving macro homebuilding environment will enable us to weather the remainder of the downturn and position ourselves to take advantage of opportunities that will abound in the eventual housing market recovery,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2009 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 3, 2009. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2008 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities. The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities. For the second quarter of 2009, cash flow was $47.5 million, which was derived from $73.9 million from net cash provided by operating activities less the change in mortgage notes receivable of $24.4 million less $2.0 million of net cash used in investing activities. For the second quarter of 2008, cash flow was $56.1 million, which was derived from $34.1 million from net cash provided by operating activities plus the decrease in mortgage notes receivable of $31.6 million less $9.6 million of net cash used in investing activities.

Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5)

government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2008 and in the Company’s Form 10-Q for the quarter ended January 31, 2009.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2009
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Total Revenues	$397,999	$776,439	$771,783	$1,870,140
Costs and Expenses (a)	796,532	1,116,480	1,405,073	2,373,936
Gain on Extinguishment of Debt	311,268	-	390,788	-
Loss from Unconsolidated Joint Ventures	(10,094)	(3,397)	(32,683)	(8,436)
Loss Before Income Taxes	(97,359)	(343,438)	(275,185)	(512,232)
Income Tax Provision (Benefit)	21,262	(2,727)	21,846	(40,578)
Net Loss	$(118,621)	$(340,711)	$(297,031)	$(471,654)

Per Share Data:
Basic and Assuming Dilution:
Loss Per Common Share	$(1.50)	$(5.29)	$(3.80)	$(7.43)
Weighted Average Number of
Common Shares Outstanding (b)	79,146	64,410	78,154	63,455

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2009
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges, Intangible Impairments and Gain on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(97,359)	$(343,438)	$(275,185)	$(512,232)
Inventory Impairment Loss and Land Option Write-Offs	310,194	245,860	420,375	336,028
Unconsolidated Joint Venture Investment, Intangible and Land-Related Charges	8,727	5,145	30,551	9,152
Gain on Extinguishment of Debt	(311,268)	-	(390,788)	-
Loss Before Income Taxes Excluding
Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt (a)	$(89,706)	$(92,433)	$(215,047)	$(167,052)

(a) Loss Before Income Taxes Excluding Land-Related Charges, Intangible Impairments and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
April 30, 2009
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Sale of Homes	$381,698	$755,684	$740,750	$1,807,502
Cost of Sales, Excluding Interest (a)	350,178	704,613	688,608	1,686,181
Homebuilding Gross Margin, Excluding Interest	31,520	51,071	52,142	121,321
Homebuilding Cost of Sales Interest	24,785	33,103	47,389	61,066
Homebuilding Gross Margin, Including Interest	$6,735	$17,968	$4,753	$60,255

Gross Margin Percentage, Excluding Interest	8.3%	6.8%	7.0%	6.7%
Gross Margin Percentage, Including Interest	1.8%	2.4%	0.6%	3.3%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Land Sales	$3,101	$3,740	$5,900	$26,493
Cost of Sales, Excluding Interest (a)	970	2,232	3,215	24,228
Land Sales Gross Margin, Excluding Interest	2,131	1,508	2,685	2,265
Land Sales Interest	1,255	1,469	1,780	2,094
Land Sales Gross Margin, Including Interest	$876	$39	$905	$171

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
April 30, 2009
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net Loss	$(118,621)	$(340,711)	$(297,031)	$(471,654)
Income Tax Provision (Benefit)	21,262	(2,727)	21,846	(40,578)
Interest Expense	44,564	35,034	91,923	64,162
EBIT (a)	(52,795)	(308,404)	(183,262)	(448,070)
Depreciation	3,988	4,508	9,286	9,105
Amortization of Debt Costs	1,571	503	3,231	1,096
Amortization of Intangibles	-	292	-	1,227
EBITDA (b)	(47,236)	(303,101)	(170,745)	(436,642)
Inventory Impairment Loss and Land Option Write-offs	310,194	245,860	420,375	336,028
Gain on Extinguishment of Debt	(311,268)	-	(390,788)	-
Adjusted EBITDA (c)	$(48,310)	$(57,241)	$(141,158)	$(100,614)

Interest Incurred	$47,588	$41,206	$101,098	$86,122

Adjusted EBITDA to Interest Incurred	(1.02)	(1.39)	(1.40)	(1.17)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2009
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$176,258	$171,430	$170,107	$155,642
Plus Interest Incurred	47,588	41,206	101,098	86,122
Less Interest Expensed	44,564	35,034	91,923	64,162
Interest Capitalized at End of Period (a)	$179,282	$177,602	$179,282	$177,602

(a) The Company incurred significant inventory impairments in recent quarters, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	April 30, 2009	October 31, 2008
ASSETS	(unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$779,178	$838,207

Restricted cash and cash equivalents	19,026	4,324

Inventories - at the lower of cost or fair value:
Sold and unsold homes and lots under development	893,577	1,342,584

Land and land options held for future
development or sale	493,105	644,067

Consolidated inventory not owned:
Specific performance options	33,443	10,610
Variable interest entities	38,185	77,022
Other options	53,218	84,799

Total consolidated inventory not owned	124,846	172,431

Total inventories	1,511,528	2,159,082

Investments in and advances to unconsolidated
joint ventures	42,170	71,097

Receivables, deposits, and notes	53,457	78,766

Property, plant, and equipment – net	83,273	92,817

Prepaid expenses and other assets	134,234	156,595

Total homebuilding	2,622,866	3,400,888

Financial services:
Cash and cash equivalents	3,958	9,849
Restricted cash	4,094	4,005
Mortgage loans held for sale or investment	59,273	90,729
Other assets	2,941	5,025

Total financial services	70,266	109,608

Income taxes receivable – including net deferred
tax benefits	-	126,826

Total assets	$2,693,132	$3,637,322

(1) Derived from the audited balance sheet as of October 31, 2008.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)
	April 30, 2009	October 31, 2008
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$820	$820
Accounts payable and other liabilities	319,739	420,695
Customers’ deposits	22,315	28,676
Nonrecourse mortgages secured by operating
properties	21,911	22,302
Liabilities from inventory not owned	89,463	135,077

Total homebuilding	454,248	607,570

Financial services:
Accounts payable and other liabilities	8,792	10,559
Mortgage warehouse line of credit	49,181	84,791

Total financial services	57,973	95,350

Notes payable:
Revolving credit agreement	100,000	-
Senior secured notes	624,474	594,734
Senior notes	1,066,919	1,511,071
Senior subordinated notes	196,030	400,000
Accrued interest	65,026	72,477

Total notes payable	2,052,449	2,578,282

Income tax payable	40,427	-

Total liabilities	2,605,097	3,281,202

Minority interest related to inventory not owned	25,903	24,880

Minority interest in consolidated joint ventures	734	976

Stockholders’ equity:
Preferred stock, $.01 par value – authorized 100,000
shares; issued 5,600 shares at April 30,
2009 and at October 31, 2008 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value – authorized
200,000,000 shares; issued 74,250,353 shares at
April 30, 2009 and 73,803,879 shares at
October 31, 2008 (including 11,694,720
shares at April 30, 2009 and
October 31, 2008 held in Treasury)	743	738
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) – authorized
30,000,000 shares; issued 15,331,376 shares at
April 30, 2009 and 15,331,494 shares at
October 31, 2008 (including 691,748 shares at
April 30, 2009 and October 31, 2008 held in
Treasury)	153	153
Paid in capital – common stock	446,786	418,626
Accumulated deficit	(406,326)	(109,295)
Treasury stock – at cost	(115,257)	(115,257)

Total stockholders’ equity	61,398	330,264

Total liabilities and stockholders’ equity	$2,693,132	$3,637,322

(1) Derived from the audited balance sheet as of October 31, 2008.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2009	2008	2009	2008
Revenues:
Homebuilding:
Sale of homes	$381,698	$755,684	$740,750	$1,807,502
Land sales and other revenues	7,274	8,203	13,687	36,113

Total homebuilding	388,972	763,887	754,437	1,843,615
Financial services	9,027	12,552	17,346	26,525

Total revenues	397,999	776,439	771,783	1,870,140

Expenses:
Homebuilding:
Cost of sales, excluding interest	351,148	706,845	691,823	1,710,409
Cost of sales interest	26,040	34,572	49,169	63,160
Inventory impairment loss and land option write-offs	310,194	245,860	420,375	336,028

Total cost of sales	687,382	987,277	1,161,367	2,109,597

Selling, general and administrative	60,822	97,646	131,866	197,815

Total homebuilding	748,204	1,084,923	1,293,233	2,307,412

Financial services	6,510	8,450	13,258	19,320

Corporate general and administrative	18,359	20,530	49,269	41,685

Other interest	18,524	462	42,754	1,002

Other operations	4,935	1,823	6,559	3,290

Intangible amortization	-	292	-	1,227

Total expenses	796,532	1,116,480	1,405,073	2,373,936

Gain on extinguishment of debt	311,268	-	390,788	-

Loss from unconsolidated joint
ventures	(10,094)	(3,397)	(32,683)	(8,436)

Loss before income taxes	(97,359)	(343,438)	(275,185)	(512,232)

State and federal income tax provision (benefit):
State	21,221	11,942	21,776	14,225
Federal	41	(14,669)	70	(54,803)

Total taxes	21,262	(2,727)	21,846	(40,578)

Net loss	$(118,621)	$(340,711)	$(297,031)	$(471,654)
Per share data:
Basic and assuming dilution:
Loss per common share	$(1.50)	$(5.29)	$(3.80)	$(7.43)
Weighted average number of common
shares outstanding	79,146	64,410	78,154	63,455

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 4/30/2009
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Northeast
	Home	227	334	(32.0)%	191	347	(45.0)%	478	846	(43.5)%
	Dollars	$104,653	$140,651	(25.6)%	$83,752	$168,590	(50.3)%	$211,943	$406,002	(47.8)%
	Avg.Price	$461,026	$421,114	9.5%	$438,492	$485,850	(9.7)%	$443,395	$479,908	(7.6)%
Mid-Atlantic
	Home	242	287	(15.7)%	199	337	(40.9)%	381	607	(37.2)%
	Dollars	$87,208	$107,067	(18.5)%	$70,887	$134,494	(47.3)%	$155,537	$280,566	(44.6)%
	Avg.Price	$360,368	$373,056	(3.4)%	$356,216	$399,092	(10.7)%	$408,234	$462,216	(11.7)%
Midwest
	Home	156	196	(20.4)%	114	257	(55.6)%	324	589	(45.0)%
	Dollars	$33,498	$43,023	(22.1)%	$23,887	$55,092	(56.6)%	$66,064	$117,474	(43.8)%
	Avg.Price	$214,731	$219,500	(2.2)%	$209,535	$214,366	(2.3)%	$203,901	$199,447	2.2%
Southeast
	Home	127	197	(35.5)%	141	444	(68.2)%	109	430	(74.7)%
	Dollars	$31,073	$44,144	(29.6)%	$32,834	$109,182	(69.9)%	$30,106	$122,663	(75.5)%
	Avg.Price	$244,669	$224,076	9.2%	$232,865	$245,905	(5.3)%	$276,202	$285,263	(3.2)%
Southwest
	Home	545	739	(26.3)%	520	645	(19.4)%	357	699	(48.9)%
	Dollars	$109,971	$169,331	(35.1)%	$113,514	$143,649	(21.0)%	$75,153	$163,929	(54.2)%
	Avg.Price	$201,783	$229,137	(11.9)%	$218,296	$222,712	(2.0)%	$210,513	$234,521	(10.2)%
West
	Home	289	473	(38.9)%	223	464	(51.9)%	209	406	(48.5)%
	Dollars	$69,205	$142,561	(51.5)%	$56,824	$144,677	(60.7)%	$53,973	$137,054	(60.6)%
	Avg.Price	$239,464	$301,397	(20.5)%	$254,816	$311,804	(18.3)%	$258,244	$337,569	(23.5)%
Consolidated Total
	Home	1,586	2,226	(28.8)%	1,388	2,494	(44.3)%	1,858	3,577	(48.1)%
	Dollars	$435,608	$646,777	(32.6)%	$381,698	$755,684	(49.5)%	$592,776	$1,227,688	(51.7)%
	Avg.Price	$274,659	$290,556	(5.5)%	$274,999	$303,001	(9.2)%	$319,040	$343,217	(7.0)%
Unconsolidated Joint Ventures
	Home	61	205	(70.2)%	71	196	(63.8)%	221	389	(43.2)%
	Dollars	$24,643	$81,114	(69.6)%	$22,522	$70,013	(67.8)%	$147,587	$197,607	(25.3)%
	Avg.Price	$403,967	$395,673	2.1%	$317,211	$357,209	(11.2)%	$667,814	$507,987	31.5%
Total
	Home	1,647	2,431	(32.3)%	1,459	2,690	(45.8)%	2,079	3,966	(47.6)%
	Dollars	$460,251	$727,891	(36.8)%	$404,220	$825,697	(51.0)%	$740,363	$1,425,295	(48.1)%
	Avg.Price	$279,448	$299,420	(6.7)%	$277,053	$306,951	(9.7)%	$356,114	$359,378	(0.9)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Six Months - 4/30/2009
		Net Contracts(1)			Deliveries
		Six Months Ended			Six Months Ended			Contract Backlog
		April 30,			April 30,			April 30,
		2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Northeast
	Home	366	532	(31.2)%	385	661	(41.8)%	478	846	(43.5)%
	Dollars	$169,998	$224,067	(24.1)%	$169,988	$328,936	(48.3)%	$211,943	$406,002	(47.8)%
	Avg.Price	$464,475	$421,180	10.3%	$441,527	$497,634	(11.3)%	$443,395	$479,908	(7.6)%
Mid-Atlantic
	Home	378	488	(22.5)%	382	634	(39.7)%	381	607	(37.2)%
	Dollars	$129,467	$180,491	(28.3)%	$139,882	$260,052	(46.2)%	$155,537	$280,566	(44.6)%
	Avg.Price	$342,505	$369,859	(7.4)%	$366,183	$410,177	(10.7)%	$408,234	$462,216	(11.7)%
Midwest
	Home	260	298	(12.8)%	227	468	(51.5)%	324	589	(45.0)%
	Dollars	$52,334	$61,760	(15.3)%	$50,760	$101,672	(50.1)%	$66,064	$117,474	(43.8)%
	Avg.Price	$201,285	$207,248	(2.9)%	$223,612	$217,248	2.9%	$203,901	$199,447	2.2%
Southeast
	Home	244	352	(30.7)%	298	2,073	(85.6)%	109	430	(74.7)%
	Dollars	$51,136	$86,567	(40.9)%	$66,849	$502,364	(86.7)%	$30,106	$122,663	(75.5)%
	Avg.Price	$209,574	$245,926	(14.8)%	$224,326	$242,337	(7.4)%	$276,202	$285,263	(3.2)%
Southwest
	Home	827	1,284	(35.6)%	890	1,336	(33.4)%	357	699	(48.9)%
	Dollars	$170,468	$293,716	(42.0)%	$200,119	$307,833	(35.0)%	$75,153	$163,929	(54.2)%
	Avg.Price	$206,129	$228,750	(9.9)%	$224,853	$230,414	(2.4)%	$210,513	$234,521	(10.2)%
West
	Home	472	783	(39.7)%	414	926	(55.3)%	209	406	(48.5)%
	Dollars	$99,724	$257,966	(61.3)%	$113,152	$306,645	(63.1)%	$53,973	$137,054	(60.6)%
	Avg.Price	$211,280	$329,460	(35.9)%	$273,314	$331,150	(17.5)%	$258,244	$337,569	(23.5)%
Consolidated Total
	Home	2,547	3,737	(31.8)%	2,596	6,098	(57.4)%	1,858	3,577	(48.1)%
	Dollars	$673,127	$1,104,567	(39.1)%	$740,750	$1,807,502	(59.0)%	$592,776	$1,227,688	(51.7)%
	Avg.Price	$264,282	$295,576	(10.6)%	$285,343	$296,409	(3.7)%	$319,040	$343,217	(7.0)%
Unconsolidated Joint Ventures
	Home	104	313	(66.8)%	146	351	(58.4)%	221	389	(43.2)%
	Dollars	$38,765	$133,861	(71.0)%	$47,034	$136,581	(65.6)%	$147,587	$197,607	(25.3)%
	Avg.Price	$372,740	$427,671	(12.8)%	$322,151	$389,120	(17.2)%	$667,814	$507,987	31.5%
Total
	Home	2,651	4,050	(34.5)%	2,742	6,449	(57.5)%	2,079	3,966	(47.6)%
	Dollars	$711,892	$1,238,428	(42.5)%	$787,784	$1,944,083	(59.5)%	$740,363	$1,425,295	(48.1)%
	Avg.Price	$268,537	$305,785	(12.2)%	$287,303	$301,455	(4.7)%	$356,114	$359,378	(0.9)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.